New York Mortgage Trust Provides Update on Status of Financing Arrangements as of March 23, 2020

NEW YORK, NY - March 23, 2020 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (the “Company”) announced today that due to the turmoil in the financial markets resulting from the global pandemic of the COVID-19 virus, the Company and its subsidiaries (the “Company”) have received margin calls from repurchase agreement financing counterparties over the past week. Through Friday March 20, 2020, the Company timely met all margin calls received. However, due to the continued margin calls received for March 23, 2020, the Company has notified its financing counterparties that it does not expect to fund the existing and anticipated future margin calls under its financing arrangements in the near term.

The Company is engaging in discussions with its financing counterparties with regard to entering into a forbearance agreement pursuant to which each counterparty would agree to forbear from exercising its rights and remedies with respect to an event of default under the applicable financing arrangement for an agreed-upon period. The Company cannot predict whether its financing counterparties will enter into a forbearance agreement, the timing of any such agreement, or the terms thereof. As of March 23, 2020, none of the Company’s financing counterparties have provided the Company with notice of an event of default.

Under the terms of the Company’s repurchase agreement financing arrangements, if the Company fails to deliver additional collateral or otherwise meet margin calls when due, the counterparties may provide a notice of default and demand immediate payment by the Company of its aggregate outstanding financing obligations and/or take ownership of the securities securing the Company’s repurchase agreement financing obligations.

Update on Common and Preferred Stock Dividends

The Company also announced that its Board of Directors (“Board”) has approved a suspension of the Company’s quarterly dividends commencing with the first quarter dividends on its common stock, 7.75% Series B Cumulative Redeemable Preferred Stock, 7.875% Series C Cumulative Redeemable Preferred Stock, 8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock and 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock that would have been paid in April 2020. The Board’s decision reflects the Company’s focus on conserving capital during these difficult conditions.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and targets structured multi-family property investments such as multi-family CMBS and preferred equity in, and mezzanine loans to, owners of multi-family properties, residential mortgage loans (including distressed residential mortgage loans, non-QM loans, second mortgage loans and other residential mortgage loans), non-Agency RMBS, Agency RMBS, Agency CMBS and other mortgage-related, residential housing-related and credit-related assets.

Cautionary Note Regarding Forward-Looking Statements

When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may”, “expect” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: the Company’s ability to meet its obligations under the Company’s outstanding indebtedness and the status of the Company’s ongoing discussions with its financing counterparties. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates and the market value of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; the Company's ability to identify and acquire its targeted assets, including assets in its investment pipeline; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, and conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential mortgage loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets, including changes resulting from the ongoing spread and economic effects of the novel coronavirus (COVID-19). These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

AT THE COMPANY
Kristine R. Nario-Eng
Chief Financial Officer
Phone: 646-216-2363
Email: knario@nymtrust.com